UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 19, 2021 (August 18, 2021)

CLARIVATE PLC
(Exact name of registrant as specified in its charter)

Jersey, Channel Islands	001-38911	Not applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Friars House 160 Blackfriars Road
London	SE1 8EZ
United Kingdom
(Address of Principal Executive Offices)
(44) 207-433-4000
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, no par value	CLVT	New York Stock Exchange
5.25% Series A Mandatory Convertible Preferred Shares, no par value	CLVT PR A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

3.875% Senior Secured Notes due 2028
4.875% Senior Notes due 2029

On August 19, 2021 (the “Settlement Date”), Clarivate Science Holdings Corporation (the “Issuer”), an indirect, wholly owned subsidiary of Clarivate Plc (the “Company”) entered into (i) an indenture (the “Secured Notes Indenture”) with Wilmington Trust, National Association, as trustee (the “Secured Notes Trustee”) and as collateral agent in connection with the offer to exchange all of the Issuer’s outstanding, validly tendered and not withdrawn 3.875% Senior Secured Notes due 2028 (the “Old Secured Notes”) for the Issuer’s newly-issued 3.875% Senior Secured Notes due 2028 (the “New Secured Notes”), and (ii) an indenture (the “Unsecured Notes Indenture” and, together with the Secured Notes Indenture, the “Indentures”) with Wilmington Trust, National Association, as trustee (the “Unsecured Notes Trustee” and, together with the Secured Notes Trustee, the “Trustees”), in connection with the offer to exchange all of the Issuer’s outstanding, validly tendered and not withdrawn 4.875% Senior Notes due 2029 (the “Old Unsecured Notes” and, together with the Old Secured Notes, the “Old Notes”) for the Issuer’s newly-issued 4.875% Senior Notes due 2029 (the “New Unsecured Notes” and, together with the New Secured Notes, the “New Notes”). The initial aggregate principal amount of New Notes will be equal to the aggregate principal amount of Old Notes that are validly tendered and not validly withdrawn for exchange, and that are accepted by the Issuer. The offers to exchange are referred to herein as the “Exchange Offers.”

The New Notes are being issued in connection with the Company’s proposed acquisition (the “Acquisition”) of ProQuest LLC and its subsidiaries (collectively, “ProQuest”), previously announced on May 17, 2021. The Issuer will deposit (or cause to be deposited) an amount of cash that is equal to the aggregate principal amount of New Notes issued on the Settlement Date (the “Escrowed Proceeds”) into segregated escrow accounts until the date that certain escrow release conditions (the “Escrow Release Conditions”), including the consummation of the Acquisition, are satisfied. The New Notes will be subject to special mandatory redemption if the Escrow Release Conditions have not been satisfied by April 29, 2022 (as such date may be extended by a maximum of six months in accordance with the terms of the applicable Indenture, the “Escrow End Date”), if the transaction agreement with ProQuest is terminated or the Issuer notifies the Trustees and Citibank, N.A., as escrow agent, that in the reasonable judgment of the Company the Acquisition will not be consummated prior to the Escrow End Date.

Upon the satisfaction of the Escrow Release Conditions, the Escrowed Proceeds will be released from the escrow accounts (the date of such release, the “Escrow Release Date”) and used to fund a portion of the purchase price of the Acquisition.

Interest; Maturity

Interest on the New Secured Notes will accrue at a rate of 3.875% per year, payable semi-annually in cash in arrears on June 30 and December 30 of each year, commencing December 30, 2021. The New Secured Notes will mature on July 1, 2028.

Interest on the Unsecured Notes will accrue at a rate of 4.875% per year, payable semi-annually in cash in arrears on June 30 and December 30 of each year, commencing December 30, 2021. The New Unsecured Notes will mature on July 1, 2029.

Guarantees; Ranking; Security

Prior to the closing of the Acquisition and the Escrow Release Date, the New Notes will not be guaranteed, but will be the Issuer’s senior secured obligations, secured by a first-priority security interest in the applicable escrow account and all deposits and investment property therein.

From and after the Escrow Release Date, the New Notes of each series will be guaranteed by the Company’s indirect wholly-owned subsidiary Camelot UK Holdco Limited (“Holdings”), Holdings’ direct wholly-owned subsidiary Camelot UK Bidco Limited (“UK Holdco”) and each of UK Holdco’s restricted subsidiaries (other than the Issuer) that guarantees or incurs indebtedness under the Credit Facility (as defined below) on such date (collectively, the “Guarantors”). The New Notes of each series and the guarantees will rank senior in right of payment to all of the Issuer’s and the Guarantors’ future subordinated indebtedness and other obligations that expressly provide for their subordination to the New Notes and the related guarantees and will be structurally subordinated to the existing and future indebtedness, claims of holders of preferred stock and other liabilities of any subsidiary of UK Holdco that is not a guarantor or issuer of the New Notes.

From and after the Escrow Release Date, the New Secured Notes will be the Issuer’s and the Guarantors’ senior (and, following the grant of security interests, secured) obligations, and the New Secured Notes and the related guarantees will rank equally in right of payment with all of the Issuer’s and Guarantors’ existing and future senior indebtedness, effectively pari passu in right of priority as to the collateral that secures the New Secured Notes with respect to any other first-priority lien obligations of the Issuer and the Guarantors, and effectively senior to all existing and future indebtedness of the Issuer that is not secured by a lien on such collateral (including the New Unsecured Notes), to the extent of the value of such collateral. After the Escrow Release Date and the grant of security interests, the New Secured Notes will, subject to permitted liens and other exceptions, be secured by liens on a first-priority basis on substantially all of the Issuer’s and the Guarantors’ tangible and intangible assets, then owned or thereafter acquired, that secure borrowings under that certain Credit Agreement entered into on October 31, 2019 by certain of the Company’s subsidiaries as borrowers and guarantor, the financial institutions named therein and Bank of America, N.A., as administrative agent (as amended or supplemented, the “Credit Facility”). The security interests in the collateral securing the New Secured Notes will not be required to be in place on the Escrow Release Date, but the Issuer will be required to use commercially reasonable efforts to cause such security interests to be put in place no later than (x) 30 days after the Escrow Release Date with respect to assets located in the United States owned by the Issuer and Guarantors organized in the United States and (y) 120 days after the Escrow Release Date with respect to other assets.

From and after the Escrow Release Date, the New Unsecured Notes will be the Issuer’s and the Guarantors’ senior unsecured obligations, and the New Unsecured Notes and the related guarantees will rank equally in right of payment with all of the Issuer’s and Guarantors’ existing and future senior indebtedness, effectively subordinated to any of the Issuer’s and the Guarantors’ existing and future secured indebtedness to the extent of the value of the collateral securing such indebtedness.

Optional Redemption

The New Notes will be redeemable on or after June 30, 2024 at the redemption prices specified in the applicable Indenture. The New Notes may also be redeemed at any time prior to June 30, 2024, at a redemption price equal to 100% of the principal amount of the New Notes to be redeemed plus an applicable premium set forth in the Indenture, and accrued and unpaid interest, if any, to, but excluding, the redemption date. In addition, at any time prior to June 30, 2024, the Issuer may redeem in the aggregate up to 40% of the principal amount of the New Notes of each series with funds in an aggregate amount not exceeding the net cash proceeds from certain equity offerings, subject to certain conditions.

Change of Control

If UK Holdco or the Issuer experiences specific kinds of changes of control, the Issuer will be required to offer to repurchase the New Notes at 101% of their principal amount, plus accrued and unpaid interest, if any, to, but not including, the date of purchase; provided, that if a change of control occurs prior to the Escrow Release Date, the Issuer will not be required to make an offer to repurchase the New Notes until after the Escrow Release Date.

Covenants; Events of Default

Following the Escrow Release Date, each Indenture will limit, among other things, the ability of UK Holdco and its restricted subsidiaries to:

•incur additional indebtedness;

•pay dividends on, redeem or repurchase capital stock;

•make certain restricted payments and investments;

•create certain liens;

•impose restrictions on the ability of subsidiaries to pay dividends or other payments to UK Holdco or any of its restricted subsidiaries;

•transfer, lease or sell certain assets;

•merge or consolidate with other entities;

•enter into certain transactions with affiliates;

•designate restricted and unrestricted subsidiaries; and

•provide guarantees of other debt.

Each Indenture will also limit the ability of Holdings to conduct certain activities. Each of the covenants is subject to certain exceptions and qualifications as set forth in the applicable Indenture. In addition, if and for so long as the applicable New Notes have an investment grade rating from Moody’s and S&P, and no default exists under the Indenture governing such series of New Notes, the Issuer and the Guarantors will not be subject to certain of the covenants listed above under the Indenture governing such series of New Notes.

Each Indenture also contains customary provisions for events of default, including, among others, for failure to pay principal or interest when due and payable; failure to comply with covenants or agreements in the applicable Indenture or New Notes and failure to cure or obtain a waiver of such default upon notice; a default under certain other indebtedness, the maturity of which has been accelerated; and certain events of bankruptcy, insolvency or reorganization. In the case of an event of default, the principal amount of the New Notes plus accrued and unpaid interest may be accelerated.

Indentures and New Notes

The description of the New Notes and the Indentures in this Current Report on Form 8-K (this “Current Report”) are summaries, and are qualified in their entirety by reference to the complete terms of the Indentures and the forms of New Notes included therein. The Indentures and the forms of New Notes are filed hereto as Exhibits 4.1 through 4.4, respectively, and are incorporated by reference herein.

Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement

Special Mandatory Redemption

On August 18, 2021, the Issuer sent notices of redemption to all holders of Old Secured Notes and Old Unsecured Notes who did not validly tender such notes in the Exchange Offers in accordance with the terms of the Old Notes (the “Untendered Notes”). The redemption date for the Untendered Notes is August 23, 2021 (the “Special Mandatory Redemption Date”).

The redemption price for each series of Old Notes will equal 100% of the principal amount of such Untendered Notes, plus accrued but unpaid interest to, but excluding, the Special Mandatory Redemption Date. The redemption of the Untendered Notes of each series is being made only in accordance with the indenture governing the applicable series of Old Notes.

The Company anticipates that, following the redemptions described above, it will continue to have access to sufficient funds to consummate the Acquisition.

Item 8.01. Other Events

On the Settlement Date, the Issuer completed its previously announced Exchange Offers to exchange all validly tendered and not validly withdrawn Old Notes for the New Notes. The Exchange Offers were open only to certain investors. Pursuant to the Exchange Offers, the aggregate principal amounts of the Old Notes set forth below were validly tendered and not validly withdrawn, and were accepted by the Issuer and subsequently cancelled:

(i) $921,177,000 aggregate principal amount of Old Secured Notes; and

(ii) $921,399,000 aggregate principal amount of Old Unsecured Notes.

Following such cancellation, (i) $78,823,000 aggregate principal amount of Old Secured Notes remained outstanding; and (ii) $78,601,000 aggregate principal amount of Old Unsecured Notes remained outstanding. The Issuer is redeeming such remaining outstanding Old Secured Notes and Old Unsecured Notes as described under Item 2.04 above.

In connection with the settlement of the Exchange Offers, the Issuer (i) issued $921,177,000 aggregate principal amount of its New Secured Notes; and (ii) issued $921,399,000 aggregate principal amount of its New Unsecured Notes.

Item 9.01. Financial Statements and Exhibits
(d) Exhibits.

No.	Description
4.1	Indenture, dated August 19, 2021, between the Issuer and Wilmington Trust, National Association, as trustee and collateral agent, relating to the Issuer’s 3.875% senior secured notes due 2028.
4.2	Indenture, dated August 19, 2021, between the Issuer and Wilmington Trust, National Association, as trustee, relating to the Issuer’s 4.875% senior notes due 2029.
4.3	Form of 3.875% senior secured note due 2028 (included in Exhibit 4.1)
4.4	Form of 4.875% senior note due 2029 (included in Exhibit 4.2)
99.1	Press release issued by Clarivate Plc dated August 19, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CLARIVATE PLC

Date: August 19, 2021	By: /s/ Richard Hanks
Name: Richard Hanks
Chief Financial Officer